                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12


                       CASH AMERICA INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act
         Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act
         Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transactions applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rules 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                        CASH AMERICA INTERNATIONAL, INC.
                              1600 WEST 7TH STREET
                            FORT WORTH, TEXAS 76102

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 24, 1996

To Our Shareholders:

     The Annual Meeting of Shareholders of Cash America International, Inc. (the "Company") will be held at the Fort Worth Club, 11th Floor, Fort Worth Club Building, 306 West 7th Street, Fort Worth, Texas on Wednesday, April 24, 1996 at 10:00 a.m., Fort Worth Time, for the following purposes:

          (1) To elect ten (10) persons to serve as directors of the Company to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified.

          (2) To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for the year 1996.

          (3) To consider and act upon a proposal to amend the Company's 1989 Non-Employee Director Stock Option Plan.

          (4) To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only holders of record of the Common Stock of the Company at the close of business on March 6, 1996 are entitled to notice of and to vote at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding Common Stock entitled to vote at the meeting is required for a quorum to transact business. The stock transfer books will not be closed.

     Management sincerely desires your presence at the meeting. However, so that we may be sure that your shares are represented and voted in accordance with your wishes, please sign and date the enclosed proxy and return it promptly in the enclosed stamped envelope. If you attend the meeting, you may revoke your proxy and vote in person.

                                            By Order of the Board of Directors,

                                                      HUGH A. SIMPSON
                                                         Secretary

Fort Worth, Texas
March 15, 1996

                        CASH AMERICA INTERNATIONAL, INC.
                              1600 WEST 7TH STREET
                            FORT WORTH, TEXAS 76102
                         (PRINCIPAL EXECUTIVE OFFICES)

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 24, 1996

                            SOLICITATION OF PROXIES

     The proxy statement and accompanying proxy are furnished in connection with the solicitation by the Board of Directors of Cash America International, Inc., a Texas corporation (the "Company"), of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Fort Worth Club located on the 11th Floor of the Fort Worth Club Building, 306 West 7th Street, Fort Worth, Texas on Wednesday, April 24, 1996 at 10:00 a.m., Fort Worth Time and at any recess or adjournment thereof. The solicitation will be by mail, and this Proxy Statement and the accompanying form of proxy will be mailed to shareholders on or about March 15, 1996.

     The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy by giving written notice of revocation to the Secretary of the Company at its principal executive offices or by executing and delivering a later-dated proxy or by attending the Annual Meeting and voting his or her shares in person. However, no such revocation shall be effective until such notice has been received by the Company at or before the Annual Meeting. Such revocation will not affect a vote on any matters taken prior to receipt of such revocation. Mere attendance at the Annual Meeting will not of itself revoke the proxy.

     The expense of such solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and other custodians, nominees and fiduciaries for their expenses in forwarding solicitation material regarding the meeting to beneficial owners. The Company has retained Kissel-Blake Inc. to assist in the solicitation of proxies from shareholders, and will pay such firm a fee for its services of approximately $5,000.00. Further solicitation of proxies may be made by telephone, facsimile or oral communication following the original solicitation by directors, officers and regular employees of the Company or by its transfer agent who will not be additionally compensated therefor, but will be reimbursed by the Company for out-of-pocket expenses.

     A copy of the Annual Report to Shareholders of the Company for its fiscal year ended December 31, 1995 is being mailed with this Proxy Statement to all shareholders entitled to vote, but does not form any part of the information for solicitation of proxies.

                     VOTING SECURITIES OUTSTANDING; QUORUM

     The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting was the close of business on March 6, 1996 (the "Record Date"). At the close of business on March 6, 1996, there were 28,739,879 shares of Common Stock, par value $.10 per share, issued and outstanding, each of which is entitled to one vote on all matters properly brought before the meeting. There are no cumulative voting rights. The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of Common Stock on the Record Date is necessary to constitute a quorum at the Annual Meeting. Assuming the presence of a quorum, the affirmative vote of a majority of the shares of Common Stock present, or represented by proxy, and entitled to vote at the Annual Meeting is necessary for the election of directors, for ratification of the appointment of independent auditors, and for the approval of the proposed amendment to the Company's 1989 Non-Employee Director Stock Option Plan. Shares voted for a proposal and shares represented by returned proxies that do not contain instructions to vote against a proposal or to abstain from voting will be counted as shares cast for the proposal. Shares will be counted as cast against the proposal if the shares are voted either against the proposal or to abstain from voting. Broker non-votes will not change the number of votes for or against the proposal and will not be treated as shares entitled to vote.

                         PURPOSES OF THE ANNUAL MEETING

     At the Annual Meeting, the shareholders of the Company will consider and vote on the following matters:

          (1) Election of ten (10) persons to serve as directors of the Company to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified.

          (2) Ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for the year 1996.

          (3) A proposal to amend the Company's 1989 Non-Employee Director Stock Option Plan.

          (4) Such other business as may properly come before the Annual Meeting or any adjournments thereof.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors for the ensuing year will consist of ten
(10) members who are to be elected for a term expiring at the next annual meeting of shareholders or until their successors shall be elected and shall have qualified. The following slate of ten nominees has been chosen by the Board of Directors and the Board recommends that each be elected. Unless otherwise indicated in the enclosed form of Proxy, the persons named in such proxy intend to vote for the election of the following nominees for the office of director. Messrs. Morton A. Cohn, James H. Greer, Clifton H. Morris, Jr., and R. L. Waltrip have chosen not to stand for re-election, and hence are not nominees. Nominees James H. Graves, Timothy J. McKibben, Alfred M. Micallef and Rosalin Rogers are not presently serving as directors. All of the other nominees are presently serving as directors.

                                                PRINCIPAL OCCUPATION                   DIRECTOR
         NAME AND AGE                          DURING PAST FIVE YEARS                   SINCE
------------------------------  -----------------------------------------------------  --------
Jack Daugherty                  Chairman of the Board and Chief Executive Officer of     1983
  (48)                          the Company since its inception. Mr. Daugherty has
                                owned and operated pawnshops since 1971.
A. R. Dike                      Mr. Dike has owned and served as Chairman of the         1988
  (60)                          Board and Chief Executive Officer of The Dike Co.,
                                Inc. (a private insurance agency) for the past twenty
                                years. He was Chairman and Chief Executive Officer of
                                The Insurance Alliance, Inc. from January 1988 to
                                September 1991 and has been Chairman of Willis
                                Corroon Corporation of Texas since September 1991.
Daniel R. Feehan                President and Chief Operating Officer of the Company     1984
  (45)                          since January 1990.
B. D. Hunter                    Mr. Hunter is founder and Chairman of the Board and      1984
  (66)                          Chief Executive Officer of Huntco, Inc., an
                                intermediate steel processing company.
Carl P. Motheral                Mr. Motheral has served over twenty-five years as        1983
  (69)                          President and Chief Executive Officer and also
                                Director of Motheral Printing Company (a commercial
                                printing company).

                                                PRINCIPAL OCCUPATION                   DIRECTOR
         NAME AND AGE                          DURING PAST FIVE YEARS                   SINCE
------------------------------  -----------------------------------------------------  --------
Samuel W. Rizzo                 Consultant and private investor since 1995, and prior    1984
  (60)                          to that Executive Vice President of Service
                                Corporation International ("SCI"), a publicly held
                                company that owns and operates funeral homes and
                                related businesses, since February 1990.
James H. Graves                 Managing Director and Partner of J. C. Bradford &          --
  (47)                          Co., a Nashville based securities firm, where he has
                                worked for more than five years.
Timothy J. McKibben             Chairman of the Board of Ancor Holdings L.L.C., a          --
  (47)                          private investment firm, since January 1995, and from
                                October 1988 until November 1994, Chief Executive
                                Officer of Anago Incorporated, a company that
                                manufactures disposable medical products.
Alfred M. Micallef              Chief Executive Officer of JMK International, Inc., a      --
  (53)                          holding company of rubber and plastics manufacturing
                                businesses, since 1975.
Rosalin Rogers                  Private investor since 1986, and prior to that a           --
  (45)                          principal with the brokerage firm of Financial First,
                                Inc. in New York, New York.

     Each nominee for election as a director has consented to serve if elected. The Board of Directors does not contemplate that any of the above-named nominees for director will be unable to accept election as a director of the Company. Should any of them become unavailable for election as a director of the Company then the persons named in the enclosed form of proxy intend to vote such shares represented in such proxy for the election of such other person or persons as may be nominated or designated by the Board of Directors.

     Certain nominees for director of the Company hold directorships in companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934. Mr. Hunter is a director of Mark Twain Bancshares, Inc., Celebrity, Inc., SCI, and Huntco, Inc. Messrs. Daugherty, Rizzo and Graves are directors of Hallmark Financial Services, Inc. Messrs. Daugherty and Feehan are also directors of KBK Capital Corporation. Mr. Rizzo is also a director of Tanknology Environmental, Inc. Also, Mr. Daugherty is a director of Dog World Inc., and Mr. Micallef is a director of Snyder Oil Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held seven meetings during the fiscal year ended December 31, 1995. Standing committees of the Board include the Executive Committee, Audit Committee, Executive Compensation Committee, Stock Option Committee, and Finance Committee. The Company does not have a Nominating Committee.

     The Executive Committee's principal responsibilities include: (a) approval of acquisitions, (b) general review of the Company's financial condition and results of operations, and (c) exercising other powers of the Board when the Board is not in session. Its members are Messrs. Daugherty, Feehan, Greer, Morris, Motheral, Rizzo and Waltrip. The Executive Committee held seven meetings during fiscal 1995.

     The Audit Committee's principal responsibilities consist of (a) recommending the selection of independent accountants, (b) reviewing the scope of the audit conducted by such auditors, as well as the audit itself, and (c) reviewing the Company's internal audit activities and matters concerning financial reporting, accounting and audit procedures, and policies generally. Its members are Messrs. Morris, Motheral and Rizzo. The Audit Committee held four meetings during fiscal 1995.

     The Stock Option Committee has the general duty to review and approve granting of stock options. The Stock Option committee administers the Company's 1987 Stock Option Plan (with Stock Appreciation

Rights) and the 1989 Key Employee Plan. Its members are Messrs. Greer, Hunter and Morris. The Stock Option Committee held one meeting during fiscal year 1995.

     The Finance Committee has the responsibility of reviewing and making recommendations to the Board concerning (a) the Company's credit facilities and permitted indebtedness, (b) the Company's capital needs and its opportunities in the capital markets, and (c) other aspects of the Company's financial strategies, policies and structure. Its members are Messrs. Feehan, Rizzo and Waltrip. The Finance Committee did not meet in 1995.

     All directors attended 75% or more of the total number of meetings of the Board and of committees on which they serve.

DIRECTORS' COMPENSATION

     Directors each receive a retainer of $1,500 per quarter. In addition, Board members receive $1,500 per quarterly Board meeting attended, Executive Committee members receive $1,200 for each Executive Committee meeting attended, and all other committee members receive $750 for each committee meeting attended.

     During 1989, the Company adopted the 1989 Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan"), which provided for the grant to the Company's non-employee directors of options to purchase the Company's $.10 par value Common Stock. The Non-Employee Director Plan was approved by the Company's shareholders at the 1990 Annual Meeting. Effective October 25, 1989, all of the options available for grant under the Non-Employer Director Plan were granted to the following persons and in the following amounts (after adjustment for stock splits in 1990 and 1992): 225,000 shares to each non-employee director serving on the Executive Committee of the Board of Directors (i.e., Messrs. Waltrip, Rizzo, Cohn, Motheral and Morris), 150,000 shares to each other non-employee director with at least each two years of service on the Board of Directors as of the date of grant (i.e., Messrs. Hunter and Greer), and 120,000 shares to each other non-employee director (i.e., Mr. Dike). The exercise price for all shares underlying such options was the last reported sale price of the Common Stock on the American Stock Exchange on the day preceding the date of grant ($6.33 after adjustment for stock splits in 1990 and 1992). The options granted are for a term of 10 years from the date of grant. The options may be exercised with respect to 40 per cent of the number of shares subject to the options six months after the date of grant, and an additional 10 per cent of the shares subject to the options shall be exercisable as of the first, second, third, fourth, fifth and sixth anniversaries of the date of grant, except that in the event of the death or termination of service as a director by reason of disability, or in the event of a "change in control" of the Company (as that term is defined in the Non-Employee Director Plan), the options shall be immediately exercisable in full. An option holder may use already-owned Common Stock as full or partial payment for the exercise of options granted under the Non-Employee Director Plan. As a condition to participation in the Non-Employee Director Plan, each director named above in this paragraph entered into a Consultation Agreement with the Company dated as of April 25, 1990. Under these Agreements, the non-employee directors have agreed to serve the Company in an advisory and consultive capacity. They do not receive any additional compensation under these Agreements, however.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The Company has only one outstanding class of equity securities, its Common Stock, par value $.10 per share.

     The following table sets forth certain information, as of the Record Date, with respect to each person or entity who is known to the Company to be the beneficial owner of more than five percent (5%) of the Company's Common Stock. The information below was derived solely from filings made by such owners with the Securities and Exchange Commission.

                                                                          AMOUNT OF
                          NAME AND ADDRESS OF                             BENEFICIAL    PERCENT
                            BENEFICIAL OWNER                              OWNERSHIP     OF CLASS
------------------------------------------------------------------------  ---------     --------
David L. Babson & Co., Inc..............................................  2,146,600(1)    7.47%
  One Memorial Drive
  Cambridge, Massachusetts 02142
Wanger Asset Management, L.P............................................  1,669,200(2)    5.81%
  227 West Monroe Street, Suite 3000
  Chicago, Illinois 60606

---------------

(1) Based upon information contained in a Schedule 13G, filed with the Company, which indicates that David L. Babson & Co., Inc. has the voting power with regard to 1,024,300 shares and the right to dispose of all 2,146,600 shares.

(2) Based upon information contained in a Schedule 13G, filed with the Company, which indicates that Wanger Asset Management, L.P. has no voting power with regard to the shares and has the right to dispose of all 1,669,200 shares.

     The following table sets forth information with respect to the beneficial ownership of the Company's Common Stock, as of February 26, 1996, by its directors, nominees for election as directors, named executive officers, and all directors and executive officers as a group.

                                                                AMOUNT AND NATURE
                                                                       OF
                                                                   BENEFICIAL         PERCENT
                               NAME                              OWNERSHIP(1)(2)      OF CLASS
    ----------------------------------------------------------  -----------------     --------
    Jack Daugherty............................................        957,496            3.23%
    Morton A. Cohn............................................        403,748(3)         1.39%
    A. R. Dike................................................        126,000             .44%
    Daniel R. Feehan..........................................        450,763(4)         1.55%
    James H. Greer............................................        150,000             .52%
    B. D. Hunter..............................................        165,000(5)          .57%
    Clifton H. Morris, Jr.....................................        227,000(6)          .78%
    Carl P. Motheral..........................................        444,065            1.53%
    Samuel W. Rizzo...........................................        306,710(7)         1.05%
    R. L. Waltrip.............................................        253,278             .87%
    Gregory W. Trees..........................................         30,438             .11%
    Dale R. Westerfeld........................................         46,217(8)          .16%
    Don R. Blevins............................................          8,883            *
    Terry R. Kuntz(9).........................................            -0-               --
    Robert D. Brockman........................................            -0-               --
    James H. Graves...........................................            -0-               --
    Timothy J. McKibben.......................................            -0-               --
    Alfred M. Micallef........................................            -0-               --
    Rosalin Rogers............................................          6,000            *
    All Directors and Executive Officers as a group (18
      persons)................................................      3,631,719(10)       11.50%

---------------

   * Indicates ownership of less than .1% of the Company's Common Stock.

 (1) Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Unless otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares reported.

 (2) Except for the percentages of certain parties that are based on options exercisable within sixty days of February 26, 1996, as indicated below, the percentages indicated are based on 28,739,879 shares of Common Stock issued and outstanding on February 26, 1996. In the case of parties holding options, the percentage ownership is calculated on the assumption that the shares presently purchasable or purchasable within the next sixty days underlying such options are outstanding. The shares subject to options that are exercisable within sixty days of February 26, 1996 are as follows: Mr. Daugherty -- 863,000 shares; Messrs. Cohn, Morris, Motheral, Rizzo and Waltrip -- 225,000 shares each; Mr. Dike -- 120,000 shares; Mr.
     Feehan -- 320,750 shares; Messrs. Greer and Hunter -- 150,000 shares each; Mr. Trees -- 25,625 shares; Mr. Westerfeld -- 20,500 shares; and Mr. Blevins -- 8,500 shares.

 (3) This amount includes 68,248 shares held in trust for Mr. Cohn's children over which Mr. Cohn has voting power only in the form of an irrevocable voting proxy. Mr. Cohn disclaims any beneficial ownership thereof.

 (4) This amount includes 2,400 shares owned by Mr. Feehan's wife and 600 shares in the name of Mr. Feehan's children.

 (5) This amount includes 15,000 shares held by a corporation that Mr. Hunter indirectly controls. Mr. Hunter disclaims beneficial ownership of such shares.

 (6) This amount includes 2,000 shares owned by Mr. Morris' wife.

 (7) This amount includes 18,600 shares owned by trusts of which Mr. Rizzo is trustee and 4,000 shares owned by Mr. Rizzo's wife.

 (8) This amount includes 450 shares owned in the name of Mr. Westerfeld's children.

 (9) Mr. Kuntz resigned as Executive Vice President of the Company effective June 30, 1995.

(10) This amount includes 2,827,375 shares that directors and executive officers have the right to acquire within the next sixty days through the exercise of stock options.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     The Company's executive officers and directors are required to file under the Securities Exchange Act of 1934 reports of ownership and changes of ownership with the Securities and Exchange Commission. Based solely upon copies of such reports and information provided to the Company by individual directors and executive officers, the Company believes that during the fiscal year ended December 31, 1995 all filing requirements applicable to executive officers and directors have been complied with.

                             EXECUTIVE COMPENSATION

     The following sets forth information concerning the compensation of the Company's Chief Executive Officer, each of the other four most highly compensated executive officers, and two former executive officers of the Company for the fiscal years shown.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG TERM
                                                                    COMPENSATION --
                                                                        AWARDS
                                                                    --------------
                                                                      SECURITIES
                                          ANNUAL COMPENSATION         UNDERLYING        ALL OTHER
          NAME AND                       ----------------------        OPTIONS/        COMPENSATION
     PRINCIPAL POSITION         YEAR     SALARY($)     BONUS($)        SARS (#)           ($)(1)
----------------------------    ----     ---------     --------     --------------     ------------
Jack R. Daugherty,              1995      378,000           --               --            48,534
Chairman and CEO                1994      360,000       36,000          175,000            42,202
                                1993      300,000       60,000           25,500            38,399
Daniel R. Feehan,               1995      315,000           --               --            30,464
President and Chief             1994      300,000       28,500          145,000            29,242
Operating Officer               1993      240,000       48,000           20,500            27,721
Gregory W. Trees,               1995      150,000           --            5,000             3,515
Vice President --               1994      137,500       12,500            7,000             2,576
Marketing and                   1993      125,000        9,375            6,500             1,034
Merchandising(2)
Dale R. Westerfeld,             1995      129,130           --            5,000            28,356
Former Vice President --        1994      120,000       10,000            6,500             2,473
Chief Financial Officer(3)      1993       97,500        9,750            6,500               644
Don R. Blevins, Executive       1995      120,000           --            7,500             2,674
Vice President -- European
Operations(4)
Terry R. Kuntz,                 1995      113,000           --               --           227,297
Former Executive Vice           1994      215,000       19,000           15,000             4,144
President -- Operations(5)      1993      190,000       19,000           14,500             2,644
Robert D. Brockman,             1995       87,500       21,045            7,500            33,534
Executive Vice President --
Administration(6)

---------------

(1)  The amounts disclosed in this column include:
     (a)  Company contributions of the following amounts under the Company's 401(k) Employees'
          Savings Plan on behalf of Mr. Daugherty, $260 in 1993, $3,560 in 1994 and $3,675 in
          1995; Mr. Feehan, $260 in 1993, $2,560 in 1994 and $2,625 in 1995; Mr. Trees, $390
          in 1993, $1,932 in 1994 and $2,161 in 1995; Mr. Westerfeld, $1,829 in 1994 and
          $1,770 in 1995; Mr. Blevins, $1,189 in 1995; and Mr. Kuntz, $1,500 in 1994 and $975
          in 1995.
     (b)  Payment by the Company of premiums for 1993, 1994 and 1995, respectively, for term life insurance on behalf of Mr. Daugherty: $644, $644 and $679; Mr. Feehan: $644,
          $377 and $398; Mr. Trees: $644, $1,066 and $1,354; Mr. Westerfeld: $644, $377 and
          $479; and Mr. Kuntz: $644, $644, and $322. Payments in 1995 for Messrs. Blevins and
          Brockman were $1,485 and $730, respectively.
     (c)  Payment of the following amounts for additional term life insurance on behalf of Mr.
          Daugherty, $2,495 in 1993, $2,998 in 1994 and $9,180 in 1995; Mr. Feehan, $1,817 in
          1993, $1,038 in 1994 and $2,441 in 1995; and Mr. Kuntz, $2,000 in 1993 and 1994.
     (d)  Annual premium payments under split-dollar life insurance policies on Mr. Feehan
          ($25,000) and on Mr. Daugherty's spouse ($35,000).
(2)  Mr. Trees joined the Company on March 30, 1992. The amount in the last column for 1993 includes $9,721 for certain moving and temporary living expenses.

(3)  Mr. Westerfeld transferred to the Company's U.K. subsidiary in 1995 to serve as Managing
     Director, and he no longer serves as an executive officer of the Company. The amount in the last column includes $26,287 for moving and temporary living expenses.
(4)  Mr. Blevins has served as an executive officer of the Company's U.K. subsidiary and in
     January 1996 became Executive Vice President -- European Operations of the Company. Prior
     to that time he was not serving as an executive officer of the Company; therefore, no compensation figures are shown for prior fiscal years.
(5)  Mr. Kuntz resigned as Executive Vice President -- Operations of the Company effective
     June 30,1995. The amount in the last column for 1995 includes a separation payment of
     $226,000.
(6)  Mr. Brockman joined the Company on June 21, 1995. The amount in the last column includes
     $32,804 for moving and temporary living expenses.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table shows all individual grants of stock options to the named executive officers of the Company during the fiscal year ended December 31, 1995.

                                                                  INDIVIDUAL GRANTS
                                              ---------------------------------------------------------
                                              NUMBER OF
                                              SECURITIES
                                              UNDERLYING     % OF TOTAL
                                              OPTIONS/      OPTIONS/SARS
                                                SARS         GRANTED TO      EXERCISE OR                    GRANT DATE
                                               GRANTED      EMPLOYEES IN     BASE PRICE      EXPIRATION       PRESENT
                    NAME                         (#)        FISCAL YEAR        ($/SH)           DATE        VALUE($)(1)
--------------------------------------------  ---------     ------------     -----------     ----------     -----------
Jack R. Daugherty                                 -0-             --               --               --             --
Daniel R. Feehan                                  -0-             --               --               --             --
Gregory W. Trees                                5,000(2)         3.1            5.625         12/13/00          9,700
Dale R. Westerfeld                              5,000(2)         3.1            5.625         12/13/00          9,700
Don R. Blevins                                  7,500(2)         4.7            5.625         12/13/00         14,550
Terry R. Kuntz                                    -0-             --               --               --             --
Robert D. Brockman                              7,500(2)         4.7            5.625         12/13/00         14,550

---------------

(1) As permitted by the Securities and Exchange Commission's rules on executive compensation disclosure, the Company used the Black-Scholes model of option valuation to determine grant date present value. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. Calculations are based upon the following assumptions: (i) dividend yield of .62% per share based on the Company's history of dividend payments; (ii) volatility of 34%; (iii) exercise of the option at the end of the option term; (iv) a risk-free rate of return of 5.5% (based on the then quoted yield of Treasury Strips maturing 5 years from the grant date); and (v) a 3% annual discount factor for vesting limitations.

(2) These stock options were granted on December 14, 1995 and become exercisable in four equal annual installments beginning one year after the grant date.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

     The following table provides information concerning option exercises in fiscal 1995 and the value of unexercised options held by each of the named executive officers at the end of the Company's last fiscal year.

                                                                        NUMBER OF
                                                                       SECURITIES
                                                                       UNDERLYING
                                                                       UNEXERCISED     VALUE OF UNEXERCISED
                                                                     OPTIONS/SARS AT       IN-THE-MONEY
                                                                         FY-END          OPTIONS/SARS AT
                                                                         (#)(1)           FY-END ($)(2)
                                          SHARES                     ---------------   --------------------
                                       ACQUIRED ON       VALUE        EXERCISABLE/         EXERCISABLE/
                NAME                   EXERCISE (#)   REALIZED ($)    UNEXERCISABLE       UNEXERCISABLE
-------------------------------------  ------------   ------------   ---------------   --------------------
Jack R. Daugherty                         25,500       30,281.25     863,000/133,500            N/A
Daniel R. Feehan                          22,500       26,718.75     320,750/113,250            N/A
Gregory W. Trees                             -0-             N/A       25,625/20,375            N/A
Dale R. Westerfeld                         9,500       11,281.25       20,500/15,000            N/A
Don R. Blevins                               -0-             N/A        8,500/16,000            N/A
Terry R. Kuntz                               -0-             N/A             -0-/-0-            N/A
Robert D. Brockman                           -0-             N/A          -0-/17,500            N/A

---------------

(1) These figures reflect the appropriate adjustments for the Company's three-for-two stock split in May 1990 and the two-for-one stock split in April 1992.

(2) Based upon the closing price of $5.50 per share of the Company's Common Stock on the New York Stock Exchange on December 29, 1995, the last trading day of the fiscal year, none of the unexercised options were in-the-money.

COMPENSATION COMMITTEE REPORT

     The Executive Compensation Committee of the Company's Board of Directors consists entirely of outside directors of the Company. The Committee oversees and administers the Company's executive compensation program and administers the Company's 1994 Long-Term Incentive Plan. Its decisions relating to executive compensation are reviewed by the full Board of Directors. The Committee held one meeting during fiscal 1995.

-- OVERALL EXECUTIVE COMPENSATION POLICIES

     The basic philosophy of the Company's executive compensation program is to link the compensation of its executive officers to their contribution toward the enhancement of shareholder value. Consistent with that philosophy, the program is designed to meet the following policy objectives:

     - Attracting and retaining qualified executives critical to the long-term success of the Company.

     - Tying executive compensation to the Company's general performance and specific attainment of long-term strategic goals.

     - Rewarding executives for contributions to strategic management designed to enhance long-term shareholder value.

     - Providing incentives that align the executive's interest with those of the Company's shareholders.

-- ELEMENTS OF EXECUTIVE COMPENSATION

     The Company's executive compensation program consists of the following elements designed to meet the policy objectives set out above:

  Base Salary

     The Committee set the annual salary of the Company's Chief Executive Officer and the President and reviewed the annual salaries of the Company's other executive officers for fiscal 1995. In setting appropriate annual salaries, the Committee takes into consideration the minimum salaries set forth in certain executives' employment contracts (described elsewhere in this Proxy Statement), the level and scope of responsibility, experience, and performance of the executive, the internal fairness and equity of the Company's overall compensation structure, and the relative compensation of executives in similar positions in the marketplace. The Committee relies on information supplied by an outside compensation consulting firm pertaining to competitive compensation. The Committee tends to position base salary and annual incentive targets at the 50th percentile of the competitive market. The Committee believes that very few of the companies in the peer group described below under "Performance Graph" are included in the surveys used for compensation comparisons. Those surveys represent a much broader collection of U.S. companies.

  Annual Incentive Compensation

     Beginning in fiscal 1989, the Board of Directors adopted an annual incentive cash bonus plan for its highest ranking executive officers, who for fiscal 1995 were Messrs. Daugherty and Feehan. Under this plan, such executive officers could receive an annual incentive cash bonus based on the Company's annual pre-tax earnings performance measured against the financial plan approved by the Board of Directors for that year. The incentive bonus ranges from 20 percent to 50 percent of each executive officer's base salary. The 20 percent bonus is payable upon the Company achieving the specified pre-tax earnings goal, and additional sums are payable if and to the extent the Company exceeds the goal, with the full 50 percent payable if the Company exceeds the goal by 5 percent or more.

     The Board of Directors adopted a similar bonus plan for the other executive officers and vice presidents of the Company. For those participants, the incentive bonus ranges from 10 percent to 20 percent of their base salary. No bonuses were paid in fiscal 1995 under this plan.

  Stock Options

     In furtherance of the objective of providing long-term incentives that relate to improvement in long-term shareholder value, the Company has awarded stock options to its executive officers under its 1987 Stock Option Plan (with Stock Appreciation Rights). As stated elsewhere in this Proxy Statement, this Plan is administered by the Board's Stock Option Committee. The Company has previously granted just under the maximum number of options permitted to be granted under this Plan and, thus, did not grant any options to its executive officers under this Plan in 1995.

  Long-Term Incentive Plan

     Upon the recommendation of the Committee, the Board of Directors adopted the 1994 Long-Term Incentive Plan in January 1994, and the shareholders of the Company approved the 1994 Plan at the Annual Meeting in April 1994. The 1994 Plan provides for expanded forms of stock-based long-term incentive compensation awards. This Plan is intended to further the objective of fostering and promoting improvement in long-term financial results and increases in shareholder value. Awards under the 1994 Plan may take the form of restricted stock grants, stock options, stock appreciation rights, performance share awards, or a combination of the above. The Company granted options to certain of its executive officers in 1995 at an exercise price equal to the closing price of the Company's common stock on the New York Exchange on the day preceding the date of grant. The options become exercisable in equal increments annually beginning on the first anniversary of the date of grant. (See the "Options/SAR Grants in Last Fiscal Year" table in this Proxy Statement.) This arrangement rewards effective management that results in long-term increases in the

Company's stock price. The number of options granted to the Company's highest paid executive officers, as reflected elsewhere in this Proxy Statement, is based in part on many of the same considerations underlying the determination of annual base salary. The Committee relies on its outside compensation consultant to supply market data on long-term incentives. The committee uses the Black-Scholes model to determine competitive option awards equal to the 50th percentile of general market practices.

  Deductibility Cap on Executive Compensation

     A federal tax law enacted in 1994 disallows corporate deductibility for certain compensation paid in excess of $1,000,000 to the Chief Executive Officer and the four other most highly paid executive officers. "Performance-based compensation," as defined in the tax law, is not subject to the deductibility limitation, provided certain shareholder approval and other requirements are met. Although the cash compensation paid to the Company's Chief Executive Officer and the four other most highly paid executive officers is well below the $1,000,000 level in each case, the Committee determined that the Company should seek to ensure that future stock option and performance award compensation under the 1994 Plan qualifies as "performance-based compensation." Accordingly, the 1994 Plan is intended to meet the requirements of this tax law and thereby preserve full deductibility of both stock option and stock-based performance award compensation expense.

-- CEO'S COMPENSATION FOR FISCAL 1995

     The fiscal 1995 salary of Mr. Jack R. Daugherty, Chief Executive Officer of the Company, was based primarily on his rights under his ten-year employment agreement with the Company dated April 25, 1990, which is described elsewhere in this Proxy Statement. Under that agreement, Mr. Daugherty's minimum base salary is $225,000. The Committee has increased Mr. Daugherty's base salary annually since that time (except in 1993) after taking into consideration the factors described under "Base Salary" above. For fiscal 1995, the Committee set Mr. Daugherty's base salary at $378,000, which represents a 5% increase. The Committee believes that the total cash compensation paid to Mr. Daugherty was appropriate in light of the Company's accomplishments in 1995, including a 17% increase in revenue net of cost of goods sold and a 25% increase in income from operations.

     These 1995 accomplishments also support the Committee's belief that the fiscal 1995 cash compensation of the Company's other executive officers was set at appropriate levels.

                        EXECUTIVE COMPENSATION COMMITTEE

                                          R. L. Waltrip, Chairman
                                          A. R. Dike
                                          B. D. Hunter

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding report and the Performance Graph on Page 12 shall not be incorporated by reference into any such filings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following non-employee directors serve on the Executive Compensation Committee of the Company's Board of Directors: A. R. Dike, B. D. Hunter, and R.
L. Waltrip.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     As a condition to receiving grants of options under the 1989 Key Employee Stock Option Plan for Cash America International, Inc., Messrs. Daugherty and Feehan entered into employment agreements with the Company dated April 25, 1990. Upon the expiration of the initial terms of the agreements (ten years in the case of Mr. Daugherty and five years in the case of Mr. Feehan), they automatically renew for additional one-year periods until one party notifies the other to the contrary. Under these agreements, compensation is determined annually by the Company's Board of Directors, subject to minimum annual compensation for Messrs. Daugherty and Feehan of $225,000 and $190,000, respectively. Included in each agreement is a covenant of the employee not to compete with the Company during the term of his employment and for a period of three years thereafter. The employment agreements also provide that if the employee is terminated by the Company other than for cause, the Company will pay to the employee the remainder of his current year's salary (undiscounted) plus the discounted present value (employing an interest rate of 8%) of two additional years' salary. In the event the employee resigns or is terminated other than for cause within twelve months after a "change in control" of the Company (as that term is defined in the employment agreement), the employee will be entitled to earned and vested bonuses at the date of termination plus the remainder of his current year's salary (undiscounted) plus the present value (employing an interest rate of 8%) of two additional years' salary (for which purpose "salary" includes the annual rate of compensation immediately prior to the "change in control" plus the average annual cash bonus for the immediately preceding three year period). The Company also entered into a similar employment agreement effective March 30, 1992 with Gregory W. Trees, Vice
President -- Marketing and Merchandising. It provides for minimum annual compensation of $125,000. The primary term of the agreement has an expiration date of March 31, 1995 and is followed by two one-year renewal terms.

PERFORMANCE GRAPH

     The following Performance Graph shows the changes over the past five year period in the value of $100 invested in: (1) the Company's Common Stock, (2) the Standard & Poor's 500 Index, and (3) the common stock of a peer group of companies whose returns are weighted according to their respective market capitalizations. The values of each investment as of the beginning of each year are based on share price appreciation and the reinvestment of dividends. The peer group consists of the following companies, whose businesses taken as a whole resemble the Company's unique combination of consumer lending and resale activities: Beneficial Corp., Household International, Circuit City Stores, Jewelmaster, Inc., Peoples Jewellers, MacFrugal's Bargains, Luria (L.) & Sons, Inc., Oshman's Sporting Goods, Lowe's Corp., and Tandy Corp.

               TOTAL SHAREHOLDER RETURNS -- DIVIDENDS REINVESTED

                                   [GRAPH]

------------------------------------------------------------------------------
                                 CASH AMERICA
      MEASUREMENT PERIOD              IN-                         PEER GROUP
    (FISCAL YEAR COVERED)         TERNATIONAL       S&P 500          INDEX
------------------------------------------------------------------------------
DEC 90                                     100             100             100
------------------------------------------------------------------------------
DEC 91                                  127.92          130.47          140.39
------------------------------------------------------------------------------
DEC 92                                  145.19          140.41          176.09
------------------------------------------------------------------------------
DEC 93                                  125.92          154.56          248.24
------------------------------------------------------------------------------
DEC 94                                  133.42          156.60          273.27
------------------------------------------------------------------------------
DEC 95                                   74.86          215.45          314.83
------------------------------------------------------------------------------

                    Data Source: Standard & Poor's Compustat

TRANSACTIONS WITH MANAGEMENT

     The Board of Directors of the Company adopted an officer stock loan program in 1994. The purpose of the program is (i) to facilitate and encourage the ownership of Company common stock by the officers of the Company and (ii) to establish the terms for stock loan transactions with officers. Participants in the program can utilize loan proceeds to acquire and hold common stock of the Company by means of option exercises or otherwise. The stock to be held as a result of the loan must be pledged to the Company to secure the obligation to repay the loan. The loan proceeds for a particular borrowing may not exceed a certain percentage of the then current value of the stock to be pledged, with that percentage varying depending on whether the stock is acquired through option exercise or otherwise. Under the terms of the loan, interest accrues at the rate of 1% over a designated bank's "prime rate." Interest is payable annually and may be paid with additional loan proceeds, provided that the outstanding aggregate principal balance of the officer's loan would not exceed the then aggregate value of the pledged stock that would secure the loan. The limit on the principal balance that a participant may have outstanding under this program is three times annual base salary for executive officers and twice the amount of annual base salary for other officers. The aggregate principal balance of all outstanding loans under the program may not exceed $5,000,000 at any time. A participant may not obtain additional loan proceeds at any time when his then outstanding principal balance would exceed the aggregate value of his pledged stock. If that outstanding balance exceeds the value of the pledged stock for a period of 24 consecutive months, the borrower must repay the principal balance in 20 equal quarterly installments. As of December 31, 1995, Messrs. Daugherty and Feehan had stock loans outstanding under this program in the aggregate principal amounts of $625,723 and $897,220, respectively.

             PROPOSAL TO APPROVE AMENDMENT TO THE 1989 NON-EMPLOYEE
                           DIRECTOR STOCK OPTION PLAN

     The Board of Directors has proposed that the Non-Employee Director Plan be amended to increase the term of the options granted under such Plan from ten
(10) years to fifteen (15) years by revising Section 5 of such Plan to read as follows: "The Options granted under this Plan shall be for a term of fifteen years from the date of granting of each Option." (For a description of the material features of the Non-Employee Director Plan, see the discussion under "Directors' Compensation" in this Proxy Statement, which description does not purport to be complete and is qualified in its entirety by reference to the text of the Non-Employee Director Plan. A copy of the Non-Employee Director Plan has been filed with the Securities and Exchange Commission, and any shareholder desiring a copy of this Plan may obtain it by writing to Cash America International, Inc., 1600 West 7th Street, Fort Worth, Texas 76102, Attention:
Corporate Secretary.) If this proposed amendment is approved, the option agreements covering the options granted under this Plan will be amended to provide that the term of such options will expire October 25, 2004.

     The options granted under the Non-Employee Director Plan are "non-qualified options" under the federal income tax laws. The recipients of options incurred no tax upon the grant of the options, and the Company received no expense deduction. At the time of the exercise of an option, the excess of the fair market value over the exercise price will constitute ordinary income to the holder, and the Company will be allowed a deduction in the same amount. (On March 6, 1996, the closing price per share of the Company's common stock on the New York Stock Exchange was $5.50.)

     The Board of Directors believes that the proposed amendment, if approved, would further the goal of rewarding those efforts of the Company's outside directors that result in the enhancement of long-term shareholder value.

     THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE 1989 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

                            INDEPENDENT ACCOUNTANTS

     Coopers & Lybrand L.L.P. of Fort Worth, Texas served as independent public accountants for the Company for fiscal 1995 and has reported on the Company's financial statements. The Board of Directors of the Company has selected Coopers & Lybrand L.L.P. to audit the accounts of the Company for the fiscal year ending December 31, 1996 and recommends to the shareholders that they ratify this selection for the ensuing fiscal year ending December 31, 1996. The Company has been advised that Coopers & Lybrand L.L.P. has no relationship with the Company or its subsidiaries other than that arising from the firm's employment as auditors. The affirmative vote of a majority of the outstanding shares of Common Stock present at the Annual Meeting in person or by proxy is necessary for the ratification of the appointment of Coopers & Lybrand L.L.P. as independent public accountants.

     A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting and will be afforded an opportunity to make a statement and will be available to respond to appropriate questions at such meeting.

     While shareholder ratification is not required for the selection of Coopers & Lybrand L.L.P. since the Board of Directors has the responsibility for the selection of the Company's independent public accountants, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the shareholders' opinion thereon, which opinion will be taken into consideration in future deliberations.

     THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE 1996 FISCAL YEAR.

                                 OTHER BUSINESS

     Any proposal to be presented by a shareholder at the Company's 1997 Annual Meeting of Shareholders must be presented to the Company by no later than November 15, 1996.

     It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, shareholders are urged, regardless of the number of shares of stock owned, to date, sign and return the enclosed proxy in the enclosed reply envelope.

                                             By Order of the Board of Directors

                                                      HUGH A. SIMPSON
                                                         Secretary

March 15, 1996

                                    APPENDIX


                  1989 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                                       OF
                         CASH AMERICA INVESTMENTS, INC.


1.  Purpose of the Plan.

         This 1989 Non-Employee Director Stock Option Plan (the "Plan") is intended as an incentive to retain as independent directors on the Board of Directors of the Company persons of training, experience and ability, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company. It is further intended that options (the "Options") issued pursuant to this Plan shall constitute nonqualified stock options within the meaning of
Section 83 of the Internal Revenue Code of 1986, as amended ("Code").

2.  Shares and Options.

         Subject to adjustments provided in Paragraph 8 hereof, a total of 515,000 shares (the "Shares") of Common Stock, $.10 par value ("Stock"), of the Company shall be subject to the Plan. The Shares subject to the Plan shall consist of unissued shares or previously issued shares reacquired and held by the Company, or any Subsidiary of the Company, and such number of Shares shall be and hereby is reserved for sale for such purpose. Any of such Shares that may remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan. Should any Option expire or be cancelled prior to its exercise in full, the Shares theretofore subject to such Option may not again be subjected to an Option under the Plan.

3.  Automatic Grant of Options.

         (a) Options shall be granted to those persons (an "Eligible Person") who as of the effective date hereof are Directors of the Company and are not employees of the Company or a Subsidiary. Each Option shall be evidenced by an option agreement, which shall contain terms that are not inconsistent with this Plan or applicable laws. The Options automatically granted to Directors under this Plan shall be in addition to regular director's fees or other benefits with respect to the Director's position with the Company or its Subsidiaries. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to continue to serve as a Director. For purposes of this Plan, the term Subsidiary shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in such chain.

    (b)   Options shall be granted as follows:

             (i) Each Eligible Person who is a member of the Executive Committee of the Board of Directors of the Company as of the effective date hereof shall be granted an Option for Seventy Five Thousand (75,000) Shares;

             (ii) Each Eligible Person who is not a member of the Executive Committee as of the effective date hereof and has at least two (2) years of service on the Board of Directors shall be granted an Option for Fifty Thousand (50,000) Shares; and

             (iii) All other Eligible Persons as of the effective date hereof shall be granted an Option for Forty Thousand (40,000) Shares.

         The number of Shares subject to each such Option shall constitute the maximum number of Shares which each respect Eligible Person may acquire under the Plan.

4.  Option Price.

         (a) The exercise price of each Share placed under Option pursuant to the Plan shall be the fair market value of such Share on October 24, 1989, the date preceding the day on which Options under the Plan are hereby granted.

         (b) The fair market value of a Share on a particular date shall be the closing price of Stock, which shall be (i) if the Stock is listed or admitted for trading on any United States national securities exchange, the last reported sale price of Stock on such exchange as reported in any newspaper of general circulation or (ii) if Stock is quoted on NASDAQ or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of Stock on such system. If neither clause (i) nor
    (ii) is applicable, the fair market value shall be determined by any fair and reasonable means prescribed by the Board.

5.  Option Period.

         The Options granted under this Plan shall be for a term of ten years from the date of granting of each Option.

6.  Exercise of Options; Certain Conditions to Grant.

         (a) Options granted under this Plan shall be exercisable, cumulatively, with respect to 40% of the number of Shares subject to the Option effective as of the date of grant of the Option, and an additional 10% of the Shares subject to the Option shall be exercisable as of the first, second, third, fourth, fifth and sixth anniversaries of the date of grant. The above described Options shall be exercisable irrespective of the limitations described above in the event of death of the Optionee while serving as a Director of the Company or termination of service as a Director of the Company of the Optionee by reason of disability. The term "Optionee" shall mean a person to whom an Option is granted under this Plan or any successor to the rights of such person under this Plan by reason of the death of such person.

         As a condition to receiving grants of Options described in this subparagraph (a) of Paragraph 6, each Optionee will be required to enter into a consulting agreement with the Company. Each such consulting agreement shall be for an initial term of one year, (and shall renew annually for additional one year terms unless terminated by either party), shall describe the position and duties of the Optionee as a director and shall provide for a covenant not to compete running for the duration of the consulting agreement and for three years after termination of the Optionee's service as a director of the Company. Covenants not to compete contained in consulting agreements shall prohibit competition in any state in which the Company is operating at the time of termination of service as a director of the Company or any state in which the Company had reasonable prospects of engaging in business during the noncompetition period.

         Notwithstanding the foregoing provisions, no Option shall be exercisable within six months of the date of grant; provided, that this limitation does not apply in the event of the death or disability of the Optionee.

         (b) Options may be exercised solely by the Optionee during his lifetime or after his death by the personal representative of the Optionee's estate or the person or persons entitled thereto under his will or under the laws of descent and distribution.

         (c) An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate exercise price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Board of Directors in its sole discretion have been made for the Optionee's payment to the Company of the amount, if any, that the Company determines to be necessary for the Company to withhold in accordance with applicable federal or state income tax withholding requirements. The exercise price of any Shares purchased shall be paid solely in cash, by certified or cashier's check, by money order, by personal check (if approved by the Board of Directors), or, at the option of the Optionee, in Stock theretofore owned by such Optionee (or by a combination of the above). For purposes of determining the amount, if any, of the exercise price satisfied by payment in Stock, such Stock shall be valued at its fair market value on the date preceding the date of exercise in accordance with subparagraph (b) of Paragraph 4. Any Stock delivered in satisfaction of all or a portion of the exercise price shall be appropriately endorsed for transfer and assignment to the Company. No Optionee shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any Shares purchasable upon the exercise of any part of an Option unless and until certificates representing such Shares shall have been issued by the Company to such holder.

         (d) Upon termination of an Optionee's service as a Director of the Company or upon the nonrenewal of a consulting agreement, in each case for any reason, Options not theretofore vested and exercisable shall be forfeited; provided, that if the Company terminates the Optionee's service as a Director one-half of the Shares subject to the Option that were not theretofore exercisable shall be immediately exercisable as of the date of termination of such service.

         (e) In the event of a change in control of the Company (as hereafter defined) all Options then outstanding shall be exercisable immediately. As used herein, the term "change in control of the Company" shall be deemed to have occurred if (i) any "person" (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 as amended) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities, (ii) during any period of 12 months, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period or (iii) a person (as defined in clause (i) above) acquires (or, during the 12-month period ending on the date of the most recent acquisition by such person or group of persons, has acquired) gross assets of the Company that have an aggregate fair market value greater than or equal to over 50% of the fair market value of all of the gross assets of the Company immediately prior to such acquisition or acquisitions.

7.  Assignability.

          No Option shall be assignable or otherwise transferable except by will or the laws of descent and distribution.

8.  Adjustments.

         (a) In the event of any change in the outstanding Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Board may adjust proportionally (i) the number of shares of Stock (A) reserved under the Plan and (B) covered by outstanding Options; and (ii) the stock prices related to outstanding Options. In the event of any other change affecting Stock or any distribution (other than normal cash dividends) to holders of Stock, such adjustments as may be deemed equitable by the Board, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to issue or assume stock Options by means of substitution of new Options for previously issued options or an assumption of previously issued Options.

         (b) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

         (c) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (1) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (2) any merger or consolidation of the Company; (3) any issue by the Company of debt securities, or preferred or preference stock which would rank above the Shares subject to outstanding Options; (4) the dissolution or liquidation of the Company; (5) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (6) any other corporate act or proceeding, whether of a similar character or otherwise.

 9. Purchase for Investment.

         Whether or not the Options and Shares covered by the Plan have been registered under the Securities Act of 1933, as amended, each person exercising an Option under the Plan may be required by the Company to give a representation in writing that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. As a condition of any transfer of the certificate evidencing Shares, the Board may obtain such other agreements or undertakings, if any, that it may deem necessary or appropriate to assume compliance with any provisions of the Plan or any law or regulation.

10.  Effective Date of Plan.

         The Plan shall become effective on October 25, 1989, the date on which it has been adopted by the Board of Directors. The adoption of the Plan, however, is conditioned upon the approval by the holders of a majority of the shares of Stock then outstanding on or before October 25, 1990. The Plan shall become null and void and all grants of Options thereunder null and void if the shareholders of the Company should fail to so approve the Plan. The Plan shall terminate October 25, 1999, subject to early termination by the Board of Directors pursuant to Section 12 of the Plan.

11.  Amendment, Modification, Suspension of Discontinuance of this Plan.

         The Board of Directors may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. Subject to changes in law or other legal requirements, including any change in the provisions of Rule 16b-3 that would permit otherwise, the Plan may not be amended without the consent of the holders of a majority of the shares of Stock then outstanding, to (i) increase materially the aggregate number of shares of Stock that may be issued under the Plan (except for adjustments pursuant to Paragraph 8 of the Plan), (ii) increase materially the benefit accruing to Optionees under the Plan, or (iii) modify materially the requirements as to eligibility for participation in the Plan.


12.  Government Regulations.

         The Plan, and the granting and exercise of Options thereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

13.  Interpretation.

         (a) If any provision of the Plan is held invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

         (b) THIS PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

         (c) Headings contained in this Agreement are for convenience only and shall in no manner be construed as part of this Plan.

         (d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

14.  Section 83(b) Election.

         If as a result of exercising an Option, an Optionee receives Shares that are subject to a "substantial risk of forfeiture" and are not "transferable" as those terms are defined for purposes of Section 83(a) of the Code, then such Optionee may elect under Section 83(b) of the Code to include in his gross income, for his taxable year in which the Shares are transferred to him, the excess of the fair market value of such Shares at the time of transfer (determined without regard to any restriction other than one which by its terms will never lapse), over the amount paid for the Shares. If the Optionee makes the Section 83(b) election described above, the Optionee shall
(i) make such election in a manner that is satisfactory to the Committee, (ii) provide the Company with a copy of such election, (iii) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and (iv) agree to such withholding as the Committee may reasonably require in its sole and absolute discretion.

                            SUPPLEMENTAL INFORMATION


To: Securities and Exchange Commission

Re: Supplemental information pursuant to Rule 14a-101, Item 10, Instruction 5

         The shares of Cash America International, Inc. common stock underlying the options granted under the Company's 1989 Non-Employee Director Stock Option Plan were registered on Form S-8 (SEC File No. 33-36430) effective August 20, 1990.

/X/  Please mark your                                      SHARES IN YOUR NAME
     votes as in this
     example.

                    FOR     WITHHELD                                                                       FOR    AGAINST   ABSTAIN
1. Election of     -----     -----                      2. Ratification of the appointment of Coopers &   -----   ------    ------
   Directors      /    /    /    /                         Lybrand L.L.P. as independent auditors for    /    /   /    /   /     /
   (see reverse)                                           the year 1996.

                                                        3. Approval of the proposed amendment to the    /    /   /    /   /     /
                                                           Company's 1989 Non-Employee Director Stock
For, except vote withheld from the following               Option Plan.
nominee(s):
                                                        4. In their discretion the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment
--------------------------------------------               thereof.

                                                 Change
                                                   of     /   /
                                                 Address


SIGNATURES(S)                                    DATE
             -------------------------------         --------------------------

SIGNATURES(S)                                    DATE
             -------------------------------         --------------------------
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.






                       CASH AMERICA INTERNATIONAL, INC.

            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                 THE COMPANY FOR ANNUAL MEETING APRIL 24, 1996


                                   P R O X Y


The undersigned hereby constitutes and appoints Jack R. Daugherty, Daniel R. Feehan, and Hugh A. Simpson, and each of them, my true and lawful attorneys and proxies, with power of substitution, to represent the undersigned and vote at the annual meeting of shareholders of Cash America International, Inc. (the "Company") to be held in Fort Worth, Texas on April 24, 1996, and at any adjournment thereof, all of the stock of the Company standing in my name as of the record date of March 6, 1996 on all matters coming before said meeting.

Election of Directors, Nominees:                (change of address)
Jack R. Daugherty, A.R. Dike,
Daniel R. Feehan, James H. Graves,       ---------------------------------
B.D. Hunter, Timothy J. McKibben,
Alfred M. Micallef, Carl P. Motheral,    ---------------------------------
Samuel W. Rizzo, Rosalin Rogers
                                         ---------------------------------


                                         (If you have written in the above
                                         space, please mark the corresponding
                                         box on the reverse side of this card).

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.